SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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NOVABAY PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOVABAY PHARMACEUTICALS, INC.

2000 Powell Street, Suite 1150

Emeryville, California 94608

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Date:	Time:	Place:
May 21, 2021	5:00 p.m. PDT	Virtual meeting; please visit www.meetingcenter.io/294530370

To the Stockholders of NovaBay Pharmaceuticals, Inc.:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation. The Annual Meeting will be held on Friday, May 21, 2021, at 5:00 p.m. Pacific Time and, in line with prior practice as well as ongoing safety concerns regarding the COVID-19 pandemic (“COVID-19”), will be a virtual meeting of stockholders. Registered holders, and beneficial stockholders who register for the meeting in advance, will be able to participate in the meeting, vote, and submit questions during the meeting via live webcast by visiting www.meetingcenter.io/294530370. If you are a registered holder, a secure control number that will allow you to attend the meeting electronically can be found on your proxy card and on the Notice of Internet Availability of Proxy Materials. If you hold your shares in the name of a bank, broker or other holder of record, you may either: (i) vote in advance of the meeting by contacting your broker and attend the virtual meeting as a guest; or (ii) register to attend the virtual meeting as a stockholder in advance (allowing you to both vote and ask questions during the meeting) by following the instructions in the proxy statement for the Annual Meeting (the “Proxy Statement”).

The Annual Meeting will be held for the purposes of the following:

►

To elect the two (2) Class II directors nominated by our Board of Directors to hold office for a term of three (3) years or until their respective successors are elected and qualified. The nominees for election are Justin M. Hall and Xinzhou (Paul) Li.

►	To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of NovaBay common stock from 75,000,000 to 100,000,000.

►	To ratify the appointment by our Audit Committee of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

►	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The record date for the Annual Meeting is March 29, 2021. Only stockholders of record at the close of business on that date are entitled to notice of, and may vote at, the virtual Annual Meeting or any adjournment or postponement thereof. This Notice of Annual Meeting, the Proxy Statement, and voting instructions are being distributed and made available on or about April 7, 2021.

We are pleased to utilize the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials to stockholders over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of the Proxy Statement and our 2020 Annual Report. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail if they have not previously requested delivery of proxy materials electronically. Employing an electronic distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination for a period of ten (10) days prior to the Annual Meeting. If you would like to inspect the list of stockholders of record, please contact our Corporate Secretary at (510) 899-8800 to schedule an appointment to examine the list at our headquarters in person or to request access electronically. The stockholder list will also be available during the virtual Annual Meeting through the following secure link www.meetingcenter.io/294530370. If you are a registered stockholder, or beneficial stockholder who registered for the meeting in advance, a secure control number included on your proxy card or Notice of Internet Availability of Proxy Materials will allow you to view this list.

Internet Availability of Proxy Materials for the Stockholder Meeting to Be Held on Friday, May 21, 2021.

The Proxy Statement and the Annual Report to security holders are available at http://www.envisionreports.com/NBY (for all stockholders).

April 7, 2021	By Order of the Board of Directors,

Paul E. Freiman Chairman of the Board

You are cordially invited to attend, via live webcast, the virtual Annual Meeting.  Your vote is important. We encourage you to promptly vote your shares either by telephone, over the Internet or by completing, signing, dating and returning your proxy card, which contains instructions on how you would like your shares to be voted at the Annual Meeting.  Please submit your vote by proxy through one of these methods regardless of whether you will attend the Annual Meeting. This will help us ensure that your shares are represented at the Annual Meeting.  A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience if you plan to return your proxy card.  Signing and submitting your proxy will not prevent you from voting electronically at the Annual Meeting should you be able to attend the virtual Annual Meeting, but will assure that your vote is counted, if for any reason you are unable to attend.  Voting instructions are provided in the paper proxy card by mail, the instructions are printed on your proxy card and are also included in the accompanying Proxy Statement.  Please note, however, that if your shares are held of record by a broker, bank or other nominee, you may either (i) vote in advance of the meeting by contacting your broker and attend the virtual meeting as a guest; or (ii) register to attend the virtual meeting as a stockholder in advance (allowing you to both vote and ask questions during the meeting) by following the instructions in the Proxy Statement.

PROXY SUMMARY

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information about NovaBay Pharmaceuticals, Inc.’s (“NovaBay”, the “Company,” “we,” “our” or “us”) financial performance, key executive compensation actions and decisions, and corporate governance highlights. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the complete Proxy Statement that follows.

Proposals Which Require Your Vote

		More Information	Board Recommendation	Vote Required for Approval
PROPOSAL I	Election of two (2) directors	Page 5	FOR each Director Nominee	Plurality of the votes entitled to be cast in the election of directors.
PROPOSAL II	Approval of Amendment to the Amended and Restated Certificate of Incorporation to Increase our Authorized Common Stock from 75,000,000 to 100,000,000	Page 16	FOR	Majority of shares issued and outstanding as of the Record Date.
PROPOSAL III	Ratification of the selection of the independent registered public accounting firm	Page 18	FOR	Majority of shares present or represented by proxy duly authorized and entitled to vote.

About NovaBay

NovaBay is a medical device company predominantly focused on eye care. A majority of our revenue comes from Avenova®, an FDA cleared product sold in the United States that has proven in laboratory testing to have broad antimicrobial properties as it removes foreign material including microorganisms and debris from skin around the eye, including the eyelid. Avenova is formulated with our proprietary, stable and pure form of hypochlorous acid and is available directly to consumers through our online sales channel and is also often prescribed and dispensed by eyecare professionals for blepharitis and dry-eye disease.

We continue to promote Avenova through all four of our primary distribution channels: (1) our direct-to-consumer model, allowing customers to order online and forego time-consuming doctor visits and trips to the pharmacy; (2) retail pharmacies, selling to consumers through local pharmacies across 50 states; (3) our Partner Pharmacy Program, providing a consistent patient experience at contracted pricing; and (4) our physician dispensed channel, allowing patients to buy Avenova during office visits to their preferred eye care specialist. We achieved record overall Avenova unit sales in 2020 despite COVID-19 and general economic conditions that challenged many businesses throughout 2020.

Late in 2020, we also launched a rebranded CelleRx® into the beauty industry as CelleRx® Clinical Reset™. Prior to this rebranding, our marketing of CelleRx focused on medical professionals only.

Beyond Avenova and CelleRx, we have developed additional products containing our proprietary, stable and pure form of hypochlorous acid, including NeutroPhase® and PhaseOne® for the wound care market.

In addition to our proprietary products, we responded to the national need for protective personal equipment (PPE) in the first half of 2020 by tapping into our international supply network and launching the sale of KN95 Masks and other PPE. Although sales from the KN95 Masks were significant in the second quarter of 2020, we experienced a significant decrease in PPE sales in the third and fourth quarters as supply shortages narrowed, prices declined and distribution competition increased. As we have returned our focus to our core business in eyecare, we do not currently anticipate dedicating significant future Company resources toward the sale of PPE and we do not expect significant future revenue from PPE sales.

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Business Highlights

►	Company 2020 full year net product revenue of $9.9 million, an increase of 51% as compared to 2019 full year net product revenue.

►	Gross profit of $6.0 million in 2020, an increase of $1.1 million or 23% as compared to 2019.

►

In the fourth quarter of 2020, the Company launched a rebranded CelleRx into the beauty industry as CelleRx Clinical Reset (“Clinical Reset”). Clinical Reset is formulated with NovaBay’s patented, pure, prescription-grade hypochlorous acid (HOCl), the same molecule produced by the human body’s immune system to fight infection and heal wounds.

►

In response to COVID-19, the Company tapped into its global supply network to locate and make available high-quality KN95 masks at the most reasonable price possible. The Company generated $3.1 million in product revenue, net, from the sale of KN95 Masks in 2020.

Compensation Highlights

►

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) continues its historic practice of an annual performance incentive program, pursuant to which the Company’s executives may earn an annual performance bonus, tied to a percentage of their base salary. The Compensation Committee has the sole discretion to pay any portion of, or the entire, annual performance bonus in the form of equity compensation.

►

As a result of such annual performance incentive program, our practice of issuing equity awards upon hire and/or as a part of our employment arrangements, and our Annual Employee Equity Refresh Program, a significant portion of our executives’ annual total compensation is variable and based upon our stock price.

►

We implemented a stockholder advisory vote on executive compensation (commonly referred to as the “Say-on-Pay” proposal) beginning at our 2013 Annual Meeting and every six years thereafter, which gives stockholders the opportunity to endorse or not endorse the Company’s named executive compensation program. At the Company’s 2019 Annual Meeting, our stockholders voted to conduct its Say-on-Pay vote every three years, and approximately 97.5% of the votes cast on the Say-on-Pay proposal were voted in favor of the frequency of the Company’s program. In 2019, our stockholders approved the Company’s named executive compensation program with approximately 99.5% of the votes cast being voted in favor. We will conduct our next Say-on-Pay vote at our 2022 stockholder meeting.

Corporate Governance Highlights

NovaBay has a longstanding commitment to effective governance of its business and affairs for the benefit of stockholders. The Board’s Nominating and Corporate Governance Committee (the “N&CG Committee”) periodically reviews our Corporate Governance Guidelines to maintain effective and appropriate standards of corporate governance.

We have also established a Code of Ethics and Business Conduct (the “Code of Ethics”) that establishes standards of conduct and expectations for our employees and the overall manner in which we conduct business. The Code of Ethics, along with our other policies and business standards and our overall risk and compliance programs, are components of mitigating the risks associated with the operation of our business. The full text of our Code of Ethics is available on the Corporate Governance section of our website at www.novabay.com.

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Board Leadership Structure

Our Board leadership structure currently consists of an independent Chairman of the Board (the “Chairman”) and independent committee chairs. The Chairman performs all duties and has all powers commonly incident to the office of Chairman of the Board, including presiding at all meetings of the Board. In March 2019, the Board nominated Paul E. Freiman to serve as Chairman due to his service on the Company’s Board since May 2002 and his prior position as the Board’s Lead Independent Director. Since this date, Mr. Freiman has and continues to serve as our Chairman.

Beginning in August 2020, Justin M. Hall, the Company’s Chief Executive Officer, General Counsel and Chief Compliance Officer, was elected to serve on the Board. In his executive officer role, Mr. Hall has responsibility for the management and control of the day-to-day business and affairs of the Company, as well as general supervision of the Company’s executives, employees and agents. Given Mr. Hall’s tenure with the Company beginning in 2013 and his vast knowledge of its operations, the Board believes he offers invaluable business insight to its deliberations.

The Board believes that separating the roles of Chairman and Chief Executive Officer enhances both the independence of the Board and its effectiveness in discharging its responsibilities and that NovaBay is currently best served with an independent Chairman.

Board Committees

The three (3) standing committees established by the Board meet on a regular basis and operate under written charters approved by the Board. Each committee performs an annual self-evaluation to determine whether the committee is functioning effectively and fulfilling its duties as prescribed by its charter. All directors serving on the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee and the N&CG Committee are independent, and each committee has the ability to hire and terminate its own outside advisors. A copy of each committee’s charter is available on the Corporate Governance section of our website at www.novabay.com.

Anti-Hedging and Anti-Pledging

Pursuant to the Company’s Insider Trading Policy, the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The Insider Trading Policy specifically prohibits directors, officers and other employees from engaging in short sales, margin accounts, pledging or hedging transactions of the Company’s securities. To the Company’s knowledge, each of the NEOs (as defined below) and directors complied with the Insider Trading Policy during fiscal year 2020.

Best Governance Practices

●	The Board reflects a range of talents, ages, skills, diversity, and expertise. Currently 83.3% of the Board membership are minorities and the Board is 50.0% independent.

●	Each director attended over 75% of applicable Board/Committee meetings in 2020.

●	The Board has three (3) standing committees, each operating under a written charter and comprised of all independent directors: the Audit Committee, the Compensation Committee, and the N&CG Committee.

●	The Board has adopted comprehensive Corporate Governance Guidelines to guide its oversight and leadership. The Board and each Committee conduct an annual self-evaluation.

●	The Board conducts an annual evaluation of the CEO.

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●	No stockholder rights plan or “poison pill” has been adopted.

Board Evaluation

The directors participate in an annual evaluation of the full Board and each committee on which they serve, in order to assess the performance and effectiveness of the Board and its committees. The responses and comments are presented to, and discussed with, the Board and each committee of the Board.

Election of Directors (Proposal 1)

You will find important information in the Proxy Statement about the qualifications and experience of each of the director nominees listed below whom you are being asked to elect at the 2021 Annual Meeting. The N&CG Committee performs an annual assessment to evaluate whether each of NovaBay’s directors have the skills and experience to oversee the Company effectively. All of our directors, including the director nominees listed below, have demonstrated that they have proven leadership ability, sound judgment, integrity and a commitment to the success of our Company.

Director Nominees

Name	Director Since	Age	Independent	Principal Occupation	NovaBay Board Committees
Justin M. Hall	2020	43	No	Chief Executive Officer, General Counsel and Chief Compliance Officer of the Company	None
Xinzhou (Paul) Li	2015	57	No	Chairman and Executive Director of China Pioneer Pharma	None

Approval of an Increase in our Number of Authorized Shares of Common Stock (Proposal 2)

Our Board is requesting stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the number of authorized shares of our common stock from 75,000,000 shares to 100,000,000 shares in order to provide flexibility to use our common stock for business and financial purposes in the future. Of the 75,000,000 shares of our common stock currently authorized, as of the close of business on March 29, 2021, there were 19,351,388 authorized shares of common stock that remain available for issuance by us (excluding shares reserved for issuance under our equity compensation plans or for our outstanding warrants, options or restricted stock units). If our stockholders approve the proposed amendment to our Certificate of Incorporation, then the number of authorized shares of common stock available for issuance will increase to approximately 44,351,388. Further, such change will become effective upon filing with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval. However, even if our stockholders approve the proposed amendment, our Board retains discretion under Delaware law not to implement the proposed amendment. If our Board were to exercise such discretion or our stockholders did not approve the proposed amendment to the Certificate of Incorporation, the number of authorized shares would remain at the current level.

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Ratification of the Selection of the Independent Registered Public Accounting Firm (Proposal 3)

The Audit Committee has appointed OUM & Co. LLP (“OUM”) as the Company’s independent registered public accounting firm for 2021. While we are not required to have stockholders ratify the selection of OUM as the Company’s independent auditor, we are doing so because we believe it is good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider the appointment, but may nevertheless retain OUM as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

Submission of Stockholder Proposals or Nominations for 2022 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in our 2022 annual meeting proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by us by December 8, 2021. Notice of stockholder proposals to nominate a person for election as a Director or to introduce an item of business at the 2022 annual meeting of stockholders outside Rule 14a-8 must be received by us no earlier than January 21, 2022 and no later than February 21, 2022.

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TABLE OF CONTENTS

Page
PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS	2
Purpose of Meeting	2
Availability Notice	2
Attendance at the Annual Meeting	2
Voting; Quorum	3
Required Votes	3
Effect of Not Voting	4
Voting Methods	4
Revoking Proxies	5
Solicitation	5
Other Matters	5
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING	6
PROPOSAL ONE: ELECTION OF DIRECTORS	6
Current Directors and Nominees	6
Class II Director Nominees – Terms Expiring at the 2021 Annual Meeting	6
Recommendation of Our Board	7
Directors with Continuing Terms	7
Class III Directors – Terms Expiring at the 2022 Annual Meeting	7
Class I Directors – Terms Expiring at the 2023 Annual Meeting	8
Family Relationships	9
CORPORATE GOVERNANCE	9
Code of Ethics and Business Conduct	9
Director Independence	9
Board Committees and Meetings	10
Other Board Matters	14
Stockholder Communications to the Board	15
PROPOSAL TWO: APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 TO 100,000,000	16
Recommendation of Our Board	17
PROPOSAL THREE: ADVISORY, NON-BINDING VOTE TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
Fees Paid to Independent Registered Public Accounting Firm	18
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	19
Recommendation of Our Board	19
AUDIT COMMITTEE REPORT	19
EXECUTIVE COMPENSATION AND OTHER INFORMATION	20
Executive Officers	20
Business Highlights	20
Summary Compensation Table	21
2020 Stock Option and Restricted Stock Awards	22
2019 Stock Option Awards	22
2020 and 2019 Performance Incentives	22
Federal Income Tax Law	22
Outstanding Equity Awards at Fiscal Year End	23
Employment-Related Agreements and Potential Payments Upon Termination or Change in Control	23
Director Compensation	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
EQUITY COMPENSATION PLAN INFORMATION	29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30
DELINQUENT SECTION 16(A) REPORTS	30
ANNUAL REPORT	31
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS AND NOMINATIONS	31
Due Date for Stockholder Proposals and Nominations for Next Year’s Annual Meeting	31
HOUSEHOLDING OF PROXY MATERIALS	31
OTHER BUSINESS	32

2000 Powell Street, Suite 1150

Emeryville, California 94608

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement (the “Proxy Statement”), our Notice of 2021 Annual Meeting of Stockholders (the “Notice”) and our proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” the “Company,” “we,” “our,” or “us”), to be voted at the 2021 Annual Meeting of Stockholders to be held on Friday, May 21, 2021 (the “Annual Meeting”), and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at 5:00 p.m. Pacific Time and, in line with prior practice as well as continuing safety concerns about COVID-19, will be a virtual meeting of stockholders. You will be able to participate in the 2021 Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.meetingcenter.io/294530370. You must have your 15-digit control number and the meeting password NBY2021 to enter and participate in the virtual meeting. If you are a registered holder, your control number is provided by NovaBay on your Notice of Internet Availability of Proxy Materials (“Availability Notice”) or on your proxy card. If your shares are held in the name of a bank, broker or other holder of record, you may either (i) vote in advance of the meeting by contacting your broker and attend the virtual meeting as a guest; or (ii) register to attend the virtual meeting as a stockholder in advance (allowing you to both vote and ask questions during the meeting) by following the instructions below under “Attendance at the Annual Meeting.” This Proxy Statement and the proxy card are being made available over the Internet or delivered by mail on or about April 7, 2021, to stockholders of record as of March 29, 2021.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the Notice and are described in more detail in this Proxy Statement.

Availability Notice

We are pleased to offer our stockholders the convenience of notice and access to our electronic Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) and the opportunity to vote online. This delivery method also helps NovaBay reduce the mailing of paper copies of our proxy materials and Annual Report. Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this Proxy Statement, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Consequently, our stockholders generally will not receive paper copies of our proxy materials unless they request them. Beginning on or about April 7, 2021, we will send to our stockholders an Availability Notice containing instructions on how to access this Proxy Statement, our Annual Report and your proxy card via the Internet and vote online. As a result, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. All stockholders will have the ability to access the proxy materials on a website referred to in the Availability Notice and may request a printed set of the proxy materials free of charge by mail or electronically from such website. If you would like to receive a printed set of our proxy materials, you should follow the instructions for requesting such materials included in the Availability Notice. By participating in the e-proxy process, we save printing and mailing expenses and reduce the environmental impact of our Annual Meeting.

Attendance at the Annual Meeting

As permitted by Delaware law and our Bylaws, the Annual Meeting will be held as a virtual meeting live via the Internet. You will be able to attend the Annual Meeting via live webcast by visiting the Company’s virtual meeting website (www.meetingcenter.io/294530370) at the meeting time. Upon visiting the meeting website, you will be prompted to enter your 15-digit control number provided on your Availability Notice or on your proxy card if you receive proxy materials by mail and the meeting password NBY2021. Your unique control number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website.

Please note that if you hold your shares in the name of a bank, broker or other holder of record, in order to join the virtual meeting as a stockholder and be able to vote and submit questions during the Annual Meeting, you will need to contact your bank, broker or other holder to receive proof of your beneficial ownership and submit such proof, along with your name, email address and contact information, to Computershare in advance of the Annual Meeting no later than 5:00 pm ET on May 18, 2021, which may be submitted via: (i) email to legalproxy@computershare.com; (ii) facsimile to (781) 575-4647; or (iii) mail to Computershare, Company Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001. Upon receipt of such beneficial ownership proof, Computershare will then register you for attendance at the virtual meeting and provide you with registration information needed to join the meeting as a stockholder.

Alternatively, if you hold your shares in the name of a bank, broker or other holder of record, you may vote in advance of the virtual meeting by contacting your holder of record (please see “Voting Methods” below) and join the virtual meeting as a guest (without the ability to vote or ask questions) without advance registration.

Voting; Quorum

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as March 29, 2021 (“Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Each stockholder is entitled to one (1) vote for each share of our common stock held by such stockholder as of the Record Date. As of the Record Date, 41,782,584 shares of our common stock were outstanding, and no shares of our preferred stock were outstanding.

Holders of a majority of the voting power of all the outstanding shares of our common stock entitled to vote in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned or postponed in order to permit further solicitation of proxies until a quorum is obtained. Those stockholders who log on to, and vote at, our virtual Annual Meeting with their 15-digit control number (which is provided by NovaBay on your Availability Notice or on your proxy card if you receive proxy materials by mail, or obtained from Computershare by those who hold their shares in the name of a bank, broker or other holder of record and register in advance of the Annual Meeting) will be considered present in person at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., shares held by a broker, bank or other nominee that are represented at the Annual Meeting, but with respect to which such broker, bank or other nominee is not instructed to vote on a particular proposal and does not have discretionary voting power). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes and votes marked “WITHHELD” will not be counted towards the tabulation of votes cast on such proposals presented to the stockholders.

Required Votes

For Proposal One, a stockholder may vote “FOR” the election of any one or both Class II director nominees proposed by the Board or “WITHHOLD” authority to vote for one or more of the proposed nominees. In accordance with our Bylaws, as amended (“Bylaws”), and as permitted under Delaware law, our directors are elected by a plurality of votes represented and entitled to vote at a meeting of stockholders. Accordingly, for our election of Class II directors, the two (2) director candidates nominated by our Board who receive the highest number of “FOR” votes of our common stock, present or represented by proxy duly authorized and entitled to vote at the Annual Meeting, will be elected. “WITHHELD” votes and broker non-votes will have no effect.

For Proposal Two, the approval of an amendment to the Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the number of our authorized shares of common stock from 75,000,000 to 100,000,000, requires “FOR” votes from a majority of the shares issued and outstanding as of the Record Date. Abstentions will have the same effect as “AGAINST” votes and we do not expect to have any broker non-votes on this proposal. If the amendment is not approved by stockholders at the Annual Meeting, the number of authorized shares will remain at the current level.

For Proposal Three, the ratification of the appointment by our Audit Committee of OUM & Co. LLP (“OUM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021 will reflect stockholder approval of such advisory vote if we receive “FOR” votes from a majority of the shares present or represented by proxy duly authorized and entitled to vote at the Annual Meeting. Abstentions will have the same effect as “AGAINST” votes and we do not expect to have any broker non-votes on this proposal. If the ratification of the appointment of OUM is not approved by stockholders at the Annual Meeting, the Audit Committee will consider other independent registered public accounting firms but is under no obligation to change firms.

Effect of Not Voting

Stockholder of Record; Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone or over the Internet or by completing and returning your proxy card, your shares will not be voted.

Beneficial Owner; Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers, banks or other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. Accordingly, your broker, bank or other nominee may not vote your shares on Proposal One, but may vote your shares on Proposal Two and Proposal Three.

Voting Methods

If you were a registered stockholder on the Record Date, you may vote your shares at the virtual Annual Meeting, www.meetingcenter.io/294530370, or by visiting the Company’s online voting website, www.investorvote.com/NBY, which contains voting instructions. The meeting starts at 5:00 p.m. (Pacific Time). You may also vote your shares by (i) telephone by calling (toll free within the U.S. and Canada) 1-800-652-VOTE (8683) and following the voting instructions read to you by the automated operator or (ii) by mail if you receive proxy materials by mail or if you request paper copies of the proxy materials as provided below.

Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 15-digit control number provided to you on your Availability Notice or on your proxy card if you receive proxy materials by mail. Your unique control number allows us to identify you as a stockholder and will enable you to securely cast votes.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Pacific Time on Wednesday, April 7, 2021. Internet and telephone voting will close promptly at the close of the polls at the virtual meeting. After voting is closed during the Annual Meeting, you will no longer have the ability to vote your shares for the specific proposals considered at the Annual Meeting.

If you are a registered stockholder as of the Record Date and hold your shares in more than one fund or other affiliated investment vehicle, you will receive separate voting credentials for each such entity that is a record holder of shares of our common stock. Please be sure to log on separately for each fund in order to cast all votes that you are entitled to cast at the Annual Meeting.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. Please note, however, that any beneficial owner who intends to vote during the Annual Meeting (as opposed to in advance of the meeting) will need to register in advance with Computershare, as outlined under “Attendance at the Annual Meeting.”

If you receive proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning your proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card. Only proxy cards that have been signed, dated, and timely returned will be counted toward the quorum and entitled to vote.

If your proxy card is signed but does not specify how the shares represented thereby are to be voted for one or more of the proposals, then in the absence of instruction, the proxy will be voted “FOR” the election of the directors proposed by the Board under Proposal One and “FOR” the approval of Proposals Two and Three described in the Notice and this Proxy Statement.

The proxy card also grants the proxy holder discretionary authority to vote on any other business that may properly come before the Annual Meeting. We have not been notified by any stockholder of his or her intent to present a stockholder proposal at the Annual Meeting.

Revoking Proxies

If your shares are held in your name, you may revoke or change your vote at any time before the Annual Meeting by (i) submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted); or (ii) attending the Annual Meeting live via webcast and voting during the meeting (simply attending the virtual meeting will not, by itself, revoke your proxy); or (iii) by filing a notice of revocation or submitting another signed proxy card with a later date with our Corporate Secretary, Mr. Justin Hall, Esq., at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608. Unless so revoked, the shares represented by such proxies or voting instructions will be voted at the Annual Meeting and all adjournments or postponements of the Annual Meeting. Proxies solicited on behalf of the Board will be voted in accordance with the directions given.

Solicitation

NovaBay will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of these materials will be furnished to brokers, banks or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

Other Matters

Other than the proposals described in the Proxy Statement, the Board is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by stockholders, the person named in the form of proxy will vote the proxy, pursuant to the authority provided to him, in accordance with his best judgment on that matter.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a classified board of directors consisting of three (3) classes of directors, Class I, Class II and Class III, each with staggered three (3)-year terms. As a result, a portion of our Board will be elected each year. Our Board currently consists of six (6) directors. The current term of the Class II directors will expire at our Annual Meeting. At this year’s Annual Meeting, our stockholders will vote on the two Class II director nominees identified below.

Upon the recommendation of the Nominating and Corporate Governance (“N&CG”) Committee of the Board, our Board selected and approved Mr. Justin M. Hall (“Mr. Hall”) and Mr. Xinzhou (Paul) Li (“Mr. Li”) as nominees for election as Class II directors at this Annual Meeting to serve for a term of three (3) years, expiring at the 2024 Annual Meeting of Stockholders, until their successors are duly elected and qualified or until their earlier resignation or removal. Each nominee has agreed to serve if elected. Management has no reason to believe either of the nominees will be unable to serve. In the event either of the nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the proxy holders will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named below.

On March 31, 2020, Ms. Gail Maderis (“Ms. Maderis”) resigned as a member of the Board, and the Board reduced the size of the Board from seven (7) to six (6) members. The Board appointed an existing independent Board member, Ms. Swan Sit (“Ms. Sit”), to fill the vacancies left on the Audit Committee, Compensation Committee and N&CG Committee as a result of Ms. Maderis’ resignation. Further, the Board appointed Dr. Yenyou (Jeff) Zheng (“Dr. Zheng”) to serve as both the Chairman of the Audit Committee and as the Audit Committee Financial Expert, also resulting from Ms. Maderis’ resignation from those roles.

On August 21, 2020, Mr. Xiaopei (Ray) Wang (“Mr. Wang”) resigned as a member of the Board and the Board elected Mr. Hall to fill such vacancy.

Mr. Paul Freiman (“Mr. Freiman”) and Ms. Sit have been designated as Class III Directors whose terms expire at the 2022 Annual Meeting of Stockholders. Mr. Mijia (Bob) Wu (“Mr. Wu”) and Dr. Zheng have been designated as Class I directors whose terms expire at the 2023 Annual Meeting of Stockholders.

Current Directors and Nominees

The names of our current directors and nominees, their ages and biographical information about them are as follows:

Class II Director Nominees – Terms Expiring at the 2021 Annual Meeting–

Justin M. Hall
Director Age: 43	Director since August 2020 Committees: None Current Occupation: Chief Executive Officer, General Counsel and Chief Compliance Officer of the Company
Selected Director Qualifications:

   Extensive knowledge of NovaBay’s products, business and employees due to his tenure and continuing leadership of the Company

   Expertise in the pharmaceutical industry and legal issues surrounding the Company’s business

Mr. Hall currently serves as the Company’s Chief Executive Officer, General Counsel and Chief Compliance Officer and has served in such positions since June 2019. Mr. Hall served as the Company’s Interim President and Chief Executive Officer from March 2019 to June 2019 and as the Company’s Senior Vice President and General Counsel beginning in December 2015. Prior to this, he served as the Company’s lead in-house counsel beginning in February 2013. Prior to joining the Company, Mr. Hall worked as Corporate Counsel at Accuray Incorporated, a radiation oncology company, which he joined in October 2006, where he provided substantive legal advice on a broad range of complex legal matters with a focus on employment, corporate compliance, and corporate governance. Mr. Hall’s prior experience also includes serving as an investment advisor at Sagemark Consulting from 2000 to 2006, and a stockbroker at First Security Van Kasper from 1998 to 2001. Mr. Hall received a B.A. in Business Administration and Management from the University of California, San Diego, and a J.D. from the University of San Diego, School of Law.

Xinzhou (Paul) Li
Director Age: 57	Director since April 2015 Committees: None Current Occupation: Chairman and Executive Director of China Pioneer Pharma Holdings Limited (“China Pioneer Pharma”)
Selected Director Qualifications:

   Extensive knowledge of NovaBay’s products and the pharmaceutical industry generally

   Leadership of a successful company dedicated to the promotion and marketing of imported pharmaceutical products and medical devices

   Expertise in the international market

   Uniquely positioned to represent our stockholders’ interests as a representative of one of NovaBay’s largest stockholders

Mr. Li has been the Chairman and Executive Director of China Pioneer Pharma since 2013 (also serving in the role of chief executive officer from November 2013 to December 2014) and is also currently Director of China Pioneer Pharma’s wholly-owned subsidiary, Pioneer Pharma (Hong Kong) Company Limited (“Pioneer Hong Kong”). China Pioneer Pharma, along with its affiliates, is the exclusive distributor of NovaBay’s NeutroPhase® Skin and Wound Cleanser in China and Southeast Asia, as well as one of NovaBay’s largest stockholders. Mr. Li has not been appointed to any committees. Mr. Li previously served as the Board’s Asia-Pacific advisor for over two (2) years. Mr. Li founded China Pioneer Pharma in July 1996, and is responsible for managing its operations and planning, and for formulating the company’s strategies. He has more than 22 years of experience in the pharmaceutical services industry and has more than 24 years of experience in international trading and management. Prior to China Pioneer Pharma, Mr. Li worked at the Hainan branch of Sumitomo Corporation from 1988 to 1995. Mr. Li graduated from Jianghan Petroleum Normal School with a diploma in English and studied at the China Europe International Business School.

Recommendation of Our Board

Our Board recommends unanimously that you vote “FOR” the Class II director nominees listed above.

Directors with Continuing Terms

Class III Directors – Terms Expiring at the 2022 Annual Meeting

Paul E. Freiman, Ph.D.
Chairman & Independent Director Age: 86	Director since May 2002 Committees: Compensation (Chair), Audit and N&CG Current Occupation: Independent Pharmaceutical Professional & Consultant
Selected Director Qualifications:

   Extensive historical knowledge about NovaBay, having served over 18 years as one of our directors, providing valuable Board continuity

   Valuable operational and industry expertise and leadership skills from prior experiences as a client executive officer as well as a board member of various pharmaceutical companies

   Experience in multiple acquisitions, for example guiding Syntex Corporation (“Syntex”) through an acquisition by Roche for $5.3 billion

Since January 2009, Mr. Freiman has been an independent pharmaceutical professional and consultant. Currently, he is also a board member of Chronix Biomedical Inc., a private molecular diagnosis company. Mr. Freiman’s prior experience includes serving as the president and chief executive officer of Neurobiological Technologies, Inc. (OTC: NTII) and a member of its board of directors from April 1997 until 2009. Mr. Freiman’s prior experience also includes serving as the former chairman and chief executive officer of Syntex from 1989 to 1994. He is credited with much of the marketing success of Syntex’s lead product, Naprosyn, and was responsible for moving the product to over-the-counter status, marketed as Aleve. Mr. Freiman served as chairman of the board of Neurotrope, Inc. (OTCBB: BLFL) from 2013 until August 2016. Mr. Freiman served as chairman of Penwest Pharmaceutical Co. (NASDAQ: PPCO) until 2010 and served on the board of directors of Otsuka American Pharmaceuticals, Inc. and Otsuka America, Inc. until 2011, NeoPharm, Inc. (NASDAQCM: NEOL) until 2010 and Calypte Biomedical Corporation (OTC: CBMC) until September 2009. Mr. Freiman also served on the board (including as chairman) of the Pharmaceutical Research and Manufacturers Association of America. He has also served on a number of industry task forces both domestically and internationally. Mr. Freiman received a B.S. in pharmacy from Fordham University and an honorary doctorate from the Arnold & Marie Schwartz College of Pharmacy.

Swan Sit
Independent Director Age: 43	Director since December 2019 Committees: Audit, Compensation and N&CG Current Occupation: Independent Business Consultant
Selected Director Qualifications:
Experience in brand management and advertising Expertise in the digital transformation of companies through ecommerce

Ms. Sit currently acts as an independent business consultant to various public and private companies. Ms. Sit also serves as a director of Edgewell Personal Care Company (NYSE: EPC) (since September 2020) and Far Niente Winery (since August 2020). She previously served as the Vice President of NA Digital Commerce Capabilities, Business Operations and Service and the Vice President of Global Digital Marketing of Nike, Inc. from 2018 to 2019. Prior to such position, Ms. Sit served as the Vice President of Global Digital of Revlon and Elizabeth Arden, Inc. from 2015 to 2017 and the Executive Director of Strategy and Planning, Online of The Estée Lauder Companies, Inc. Ms. Sit brings business experience including digital transformation experience supplemented by management consulting, brand management and advertising. Ms. Sit has built front-end consumer experiences across ecommerce, omnichannel, mobile, media, social, apps and innovation as well as integrated back-end operations. Ms. Sit received an MBA from Columbia Business School and a B.A. in Economics from Harvard University.

Class I Directors – Terms Expiring at the 2023 Annual Meeting

Mijia (Bob) Wu, M.B.A.
Director Age: 46	Director since January 2016 Committees: None Current Occupation: Managing Director of China Kington Asset Management (“China Kington”)
Selected Director Qualifications:

   Over a decade of valuable experience in finance and investments

   Uniquely positioned to represent our stockholders’ interests as a representative of one of the Company’s largest stockholders

   Expertise in the international market

Since June 2008, Mr. Wu has been the Managing Director of China Kington (an affiliated entity of China Kington Investment Co. Ltd.), which has a long-standing relationship with the Company. Certain related-party transactions between the Company and China Kington are described in the “Certain Relationships and Related Transactions” section below and further transactions, such as historic transactions, are described in the Company’s prior filings with the SEC. Concurrently, Mr. Wu serves as the Managing Director of Shanghai Ceton Investment Management Co. Ltd. Since October 2013, he has also been the Non-Executive Director of China Pioneer Pharma, an affiliate of one of the Company’s largest stockholders, Pioneer Hong Kong (holding approximately 12.4% of NovaBay’s total common stock outstanding). Previously, Mr. Wu served as Director at UBS AG, Hong Kong Branch, in 2007 and Vice President of BNP Paribas Hong Kong from 2005 to 2006. He was also the Assistant Vice President at ABN AMRO Bank (China) Co., Ltd. from 2002 to 2005. He holds an M.B.A. from Manchester Business School, University of Manchester, and an Executive M.B.A. from Cheung Kong Graduate School of Business.

Yenyou (Jeff) Zheng, Ph.D.
Independent Director Age: 64	Director since September 2019 Committees: N&CG (Chair), Audit (Chair) and Compensation Current Occupation: Director of Business Development of Craft Capital Management LLC
Selected Director Qualifications:

   Significant strategic experience in corporate financing solutions from his current experience at both Craft Capital Management LLC and Spartan Securities Group, Ltd.

   Extensive network of contacts related to financing, partnering and support services

Dr. Zheng currently serves as the Director of Business Development of, and as a broker with, Craft Capital Management LLC and has served in such positions since September 2019. Prior to that, Dr. Zheng served as the Director of Business Development of Spartan Securities Group, Ltd. from 2014 to August 2019. Dr. Zheng’s experience includes providing innovative financial solutions and consulting services for initial public offering underwriting and investment banking as well as corporate financing solutions with a particular focus on Chinese companies listed overseas. Dr. Zheng  previously served as a financial advisor for various Canadian public companies including: P & P Ventures Inc. (TSX-V: PPV.H) where he served as president and a director; Damon Capital Corp (TSX-V: DAM.H) where he served as Chief Financial Officer and a director; and Cantronic Systems Inc. (TSX-V: CTS) where he served as a director and chair of the audit committee. Dr. Zheng received a Ph.D. in physics from Flinders University of South Australia.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers.

CORPORATE GOVERNANCE

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The full text of our Code of Ethics is available on the Corporate Governance section of our website at www.novabay.com. We intend to disclose future amendments to certain provisions of the Code of Ethics, and any waivers of provisions of the Code of Ethics required to be disclosed under the rules of the SEC, at the same location on our website.

Director Independence

Our Board has determined that each of Mr. Freiman, Ms. Sit and Dr. Zheng satisfies the requirements for “independence” as defined in the NYSE American Company Guide (the “Company Guide”). The remaining non-independent directors do not and will not serve on any committees of the Board as long as they are not independent.

Board Committees and Meetings

Our Board has an Audit Committee, a Compensation Committee and an N&CG Committee. Each such committee has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s charter is available on the Corporate Governance section of our website at www.novabay.com.

Name	Audit Committee	Compensation Committee	N&CG Committee
Paul E. Freiman, Ph.D.*	●	C	●
Justin M. Hall
Xinzhou (Paul) Li
Swan Sit	●	●	●
Mijia (Bob) Wu, M.B.A.
Yenyou (Jeff) Zheng O	C	●	C
●	Member
C	Chair
O	Audit Committee Financial Expert
*	Chairman of the Board

The table below shows the number of Board and Committee meetings held in 2020.

Number of Meetings Held
Board of Directors	5
Audit Committee	4
Compensation Committee	3
N&CG Committee	1

Directors are expected to attend Board meetings, our annual stockholders’ meeting and the meetings of the committees on which they serve. In 2020, no director attended fewer than 75% of the aggregate number of Board and Committee meetings of the Board and committees on which he or she served. Following all of the regularly scheduled 2020 Board meetings, the independent directors met in an executive session. During 2020, Mr. Freiman served as Chairman of the Board.

Audit Committee. Our current Audit Committee consists of Mr. Freiman, Ms. Sit and Dr. Zheng. Dr. Zheng serves as Chairman of the Audit Committee. Ms. Maderis served as the Chairman of the Audit Committee until her resignation on March 31, 2020 with Ms. Sit appointed to serve on the Audit Committee and Dr. Zheng appointed to serve as Chairman of the Audit Committee upon Ms. Maderis’s resignation. Our Board has determined that each member of the Audit Committee is independent, as defined in the Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Dr. Zheng qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The functions of this committee include, but are not limited to:

►

meeting with our management and our independent registered public accounting firm periodically to consider the adequacy and effectiveness of our disclosure controls and procedures and our internal controls;

►

reporting findings regularly to the Board, including any issues that arise with respect to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, and the performance and independence of our independent registered public accounting firm;

►	considering and pre-approving all audit and non-audit services to be rendered by our independent registered public accounting firm;

►	appointing, evaluating, engaging and determining the compensation of, overseeing the work of, and, when appropriate, dismissing our independent registered public accounting firm;

►

reviewing with management and our independent registered public accounting firm, prior to public release, our financial statements (including annual and quarterly financial statements in periodic reports to be filed with the SEC);

►

reviewing with our independent registered public accounting firm all of its significant findings during the year, including the status of previous audit recommendations, and any significant unadjusted audit differences;

►

reviewing and discussing with management and our independent registered public accounting firm the accounting policies that may be viewed as critical, and reviewing and discussing any significant changes in our accounting policies and any accounting and financial reporting proposals that may have a significant impact on our financial reports;

►	resolving disagreements between management and our independent registered public accounting firm regarding financial reporting;

►

inquiring of management, the Chief Financial Officer (“CFO”) and/or the Controller, and our independent registered public accounting firm, about significant risks or exposures and assessing the steps management has taken to minimize such risks; and

►	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters.

Both our independent registered public accounting firm and internal financial personnel regularly meet privately with the Audit Committee and have unrestricted access to this committee.

Compensation Committee. Our current Compensation Committee consists of Mr. Freiman, Ms. Sit and Dr. Zheng. Mr. Freiman serves as Chairman of the Compensation Committee. Ms. Maderis served on the Compensation Committee until her resignation on March 31, 2020 with Ms. Sit appointed to serve upon Ms. Maderis' resignation. Our Board has determined that each member of the Compensation Committee is independent, as defined in the Company Guide. The functions and scope of authority of this committee include, but are not limited to:

►

establishing, approving and reviewing the overall corporate policies, goals and objectives for the compensation of our CEO and other executive officers, as well as annually evaluating the performance of our CEO and other executive officers in light of the corporate goals and objectives, and determining and approving the compensation of our CEO and other executive officers;

►

periodically reviewing and making recommendations to the Board concerning our equity and other incentive compensation plans, including the need to amend existing plans or adopt new plans or arrangements;

►

assisting the Board in the administration of our stock option plans and any equity or incentive compensation plans, and making recommendations to the Board as to stock option grants and other discretionary awards under such plans as to the executive officers; and

►

reviewing, at least annually, our pension and retirement plans, including any supplemental executive retirement plans, and making recommendations to the Board regarding the need to amend existing plans or adopt new ones for the purpose of implementing the Compensation Committee’s strategy regarding pension and retirement benefits.

The Compensation Committee may delegate its authority to subcommittees of the Compensation Committee, as set forth in its charter, but has not done so historically.

Decisions regarding executive compensation are ultimately determined by the Board upon recommendations of the Compensation Committee, which reviews a number of factors in its decisions, including market information about the compensation of executive officers at similarly-sized biotechnology companies within our geographic region, or peer group companies, and recommendations from our CEO and CFO. The CEO and CFO attend all meetings of the Compensation Committee except when their respective compensation packages are being discussed and participate in Compensation Committee discussions setting compensation of other officers and employees. This process allows the Compensation Committee to set compensation at levels it believes are appropriate to retain and motivate our named executive officers (“NEOs”).

Future decisions regarding executive compensation will continue to be the responsibility of our Compensation Committee.

Outside director compensation is determined by the entire Board after review and approval by the Compensation Committee. Director compensation is discussed further under the caption “Director Compensation” below.

N&CG Committee. Our current N&CG Committee consists of Mr. Freiman, Ms. Sit and Dr. Zheng. Dr. Zheng serves as Chairman of the N&CG Committee. Ms. Maderis served on the N&CG Committee until her resignation on March 31, 2020 with Ms. Sit appointed to serve upon Ms. Maderis’ resignation. Our Board has determined that each member of the N&CG Committee is independent, as defined in the Company Guide. The functions of this committee include, but are not limited to:

►	assisting the Board in establishing the minimum qualifications for a director nominee, including the qualities and skills that Board members are expected to possess;

►	leading the search for and identifying qualified candidates to become members of our Board;

►	selecting nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

►	selecting candidates to fill vacancies on our Board;

►

reviewing and recommending to the Board a determination with respect to each director’s “independence” under the listing standards, the rules and regulations of the SEC and any other laws applicable to us;

►	receiving, reviewing and responding to director nominations submitted in writing by our stockholders;

►	reviewing and assisting the Board in developing a succession plan for the CEO;

►

developing, assessing annually, and making recommendations to the Board concerning appropriate corporate governance policies, including our Code of Ethics, and monitoring compliance with our Code of Ethics and other corporate governance policies; and

►	overseeing an annual review of the performance of the full Board and management and overseeing the annual self-evaluation process of each Board committee.

In connection with its recommendations regarding the composition of the Board, the N&CG Committee reviews the appropriate qualities and skills required of directors in the context of the current Board composition. This includes an assessment of each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment, and ability to serve our stockholders’ long-term interests. These factors, and others deemed appropriate by the N&CG Committee in contributing to our Board’s heterogeneity, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the N&CG Committee and of the Board may change from time to time to take into account changes in business and other trends, rules and laws related to board criteria, and the portfolio of skills and experience of current and prospective directors. The N&CG Committee leads the search for and selects, or recommends that the Board select, candidates for election to the Board. Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board typically have been suggested by other members of the Board or by our executive officers or by our large stockholders or investment partners.

From time to time, the N&CG Committee may engage the services of a third-party search firm to identify director candidates. The Board strives to achieve a membership of qualified individuals with a combination of qualities that best serves the Company’s needs. Although we do not have a formal written diversity policy, the N&CG Committee consults with the Board to determine the most appropriate mix of characteristics, skills and experiences for the Board as a whole to possess at any given time and will consider diversity in its process to the extent it deems appropriate. For example, the N&CG Committee took into account gender diversity in its determination to recommend that Ms. Maderis (who served for a portion of the 2020 fiscal year) and Ms. Sit be appointed to our Board in 2010 and 2019, respectively, and took into account ethnic diversity in its determination to recommend that Mr. Li be appointed to our Board in 2015, that Mr. Wu be appointed to our Board in 2016, and that Mr. Zheng and Ms. Sit be appointed to our Board in 2019. To identify the best candidates for the Board’s needs, the N&CG Committee considers the following as the minimum qualifications a nominee must have:

►	experience at a strategic or policymaking level in a business, government, non-profit or academic organization;

►	be highly accomplished in his or her respective field, with superior credentials and recognition;

►	be well regarded in the community and possess a long-term reputation for the highest ethical and moral standards;

►	sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and

►	to the extent such nominee serves or has previously served on other boards, a demonstrated history of actively contributing at board meetings.

The N&CG Committee also considers industry experience or qualifications, such as generic, brand or biotech experience, general management or financial experience, and diverse experience in business, education, government, law, technology, regulatory compliance, medicine and science. When considering candidates for election (or re-election) to the Board, the N&CG Committee considers the entirety of a candidate’s credentials and background in addition to the specific minimum qualifications outlined above. Moreover, the members of the N&CG Committee believe that each member of the Board should have the highest character and integrity, a reputation for working constructively with others, and minimal conflicts of interest that might interfere with his or her performance as a director.

The N&CG Committee will consider candidates for director recommended by our stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement, as described in the Bylaws and provided that such recommendations are received within the timeframe required under the caption “Deadline for Receipt of Stockholder Proposals or Nominations” below. Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, (4) the date(s) on which such shares were acquired and the investment intent of such acquisition, (5) a statement of whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, his or her resignation, and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to § 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (1) the name and address of each Proponent, as they appear on the Company’s books; (2) the class, series and number of shares of the Company that are owned beneficially and of record by each Proponent; (3) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (4) a representation that the Proponent(s) are holders of record or beneficial owners, as the case may be, of shares of the Company entitled to vote at the meeting and intend to appear in person or by proxy duly authorized at the meeting to nominate the person(s) specified in the notice; (5) a representation as to whether the Proponent(s) intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees; (6) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (7) a description of any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial (each, a “Derivative Transaction”) by each Proponent during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

The N&CG Committee evaluates each candidate, including Board incumbents, based on the same criteria. After a candidate has been contacted and agrees to be considered as a nominee, the N&CG Committee will review the candidate’s resume and other credentials and evaluate the expertise and experience that the candidate would provide to the Board and the Company.

Any potential candidates for director nominee, including candidates recommended by stockholders, are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the N&CG Committee considers such factors as it deems appropriate given our current needs and those of our Board to maintain a balance of knowledge, experience and capability. The N&CG Committee reviews directors’ overall service during their term, including the number of meetings attended, level of participation and quality of performance. The N&CG Committee also determines whether the nominee would be independent, which determination is based upon the Company Guide and applicable SEC rules and regulations. The N&CG Committee then compiles a list of potential candidates from suggestions it may receive. The N&CG Committee conducts any appropriate and necessary inquiries into the background and qualifications of possible candidates as it deems appropriate, then meets to discuss and consider such candidates’ qualifications, and then selects a nominee for recommendation to the Board by majority vote.

No candidates for director nominations were submitted to the N&CG Committee by any stockholder in connection with the election of directors at the Annual Meeting. Both of the director nominees standing for election at this Annual Meeting are current directors of NovaBay.

Other Board Matters

Board’s Leadership Structure. Mr. Freiman has served as the Board’s independent Chairman since March 2019.

Board’s Role in Risk Oversight. One of the Board’s key functions is informed oversight of NovaBay’s risk management process. The Board does not have a formal risk management committee, but rather administers this oversight function through various standing committees of the Board that address risks inherent in their respective areas of oversight. Our Audit Committee is responsible for considering and discussing financial and enterprise risk exposures, including internal controls, and discusses with management, and the independent registered public accountants, our policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance. In addition, under our whistleblower policy, employees wishing to report concerns or complaints they have related to accounting, auditing and internal controls submit such concerns in confidence, or anonymously if desired, to an outside administrator who forwards such complaints to our Audit Committee Chairman. Our Audit Committee monitors the effectiveness of the whistleblower policy. Our N&CG Committee monitors the effectiveness of our compliance and ethics policies, including whether they are successful in preventing illegal or improper liability-creating conduct, and our compliance with legal and regulatory requirements. Our Compensation Committee monitors NovaBay’s compensation policies to ensure that the compensation packages offered to our executive officers do not present such individuals with the potential to engage in excessive or inappropriate risk-taking activities.

Management is responsible for the day-to-day management of the risks that we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that our risk management processes are adequate and functioning as designed. Our Board’s involvement in risk oversight includes receiving regular reports from members of management and evaluating areas of material risk, including operational, financial, legal, regulatory, strategic and reputational risks. As a smaller reporting company with a reasonably-sized Board, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

Annual Meeting Attendance. We do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders; however, directors are encouraged to attend all such meetings. In 2020, all six (6) directors then serving as members of the Board attended our 2020 Annual Meeting of Stockholders.

Stockholder Communications to the Board

Our Board has implemented a process by which stockholders may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member, care of our Corporate Secretary, Mr. Justin M. Hall, Esq., at 2000 Powell Street, Suite 1150, Emeryville, California 94608. The name of any specific intended Board recipient should be noted in the communication. Our Corporate Secretary will be responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or Board matters. Communications that are primarily commercial in nature or related to an improper or irrelevant topic will not be forwarded to the Board.

PROPOSAL TWO: APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 TO 100,000,000

Our Board is requesting stockholder approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 75,000,000 shares to 100,000,000 shares. In March 2020, the Board adopted resolutions declaring the foregoing amendment advisable and directing that the amendment be submitted to a vote of the stockholders at the Annual Meeting.

Our Certificate of Incorporation currently authorizes the issuance of up to 80,000,000 shares of capital stock, consisting of 75,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. An increase in the number of authorized shares of our common stock to 100,000,000 shares will increase our total authorized capitalization to 105,000,000 shares of capital stock, which includes our previously authorized 5,000,000 shares of preferred stock.

Of the 75,000,000 shares of our common stock currently authorized, as of the close of business on March 29, 2021, there were 41,782,584 shares of common stock outstanding. In addition to the shares of common stock outstanding on March 29, 2021, an aggregate of 3,646,727 shares were reserved for issuance under our equity compensation plans. In addition, as of March 29, 2021, we had reserved for future issuance 7,081,508 shares of common stock for outstanding warrants, 2,977,793 shares of common stock for outstanding options and 160,000 shares of common stock for outstanding restricted stock units, which leaves 19,351,388 authorized shares of common stock that remain available for further issuance by us. Assuming the proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock is approved, based on the numbers cited above, there would be 44,351,388 authorized shares of common stock available for issuance by us.

The Board has approved the proposed increase in authorized common stock for the primary purpose of providing additional flexibility to use our common stock for business and financial purposes in the future. These purposes may include: raising capital; establishing strategic relationships with other companies; expanding our business through the acquisition of other businesses, products or technologies; and other purposes. NovaBay does not have any current plans, agreements or arrangements, whether written or oral, to issue any of the newly authorized shares that will be available if Proposal Two is approved. If this Proposal Two is not approved by our stockholders, it is possible that our financing and business development alternatives may be limited by the lack of unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In short, if our stockholders do not approve this Proposal Two, we may not be able to access the capital markets, complete corporate collaborations or partnerships, and pursue other business opportunities integral to our growth and success. Even if this Proposal Two is approved by our stockholders, there is no assurance that we will be successful in raising additional funds or pursuing other business opportunities.

The additional common stock to be authorized by stockholder approval of this Proposal Two would have rights identical to the currently outstanding shares of our common stock. Approval of this Proposal Two and issuance of the additional authorized shares of common stock would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of any earnings per share and voting rights of current holders of common stock. The additional shares of common stock authorized by the approval of this Proposal Two could be issued by the Board without further vote of our stockholders except as may be required in particular cases by our Certificate of Incorporation, applicable law, regulatory agencies or the NYSE American listing standards. Under our Certificate of Incorporation, stockholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders under our governing documents do not have a prior right thereunder to purchase any new issue of common stock in order to maintain their proportionate ownership interests in NovaBay.

The proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock could, under certain circumstances, have an anti-takeover effect. The additional shares of common stock that would become available for issuance if this Proposal Two is approved could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Further, the additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by us to adopt a rights agreement, or “poison pill,” which would, under certain circumstances related to an acquisition of shares not approved by the Board of Directors, give certain holders the right to acquire additional shares of common stock at a low price. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any attempts directed at us), stockholders should be aware that approval of this Proposal Two could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If our stockholders approve this proposal, we expect to file a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, substantially in the form as attached in Annex A hereto, as soon as practicable following stockholder approval effecting the amendment. Upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, Article IV.A. of our Certificate of Incorporation will be amended to read in its entirety as follows:

“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is One Hundred Five Million (105,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01) per share. Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01) per share.”

However, even if our stockholders approve the proposed amendment, our Board retains discretion under Delaware law not to implement the proposed amendment. If our Board were to exercise such discretion, the number of authorized shares would remain at the current level.

Recommendation of Our Board

Our Board recommends unanimously that you vote “FOR” the approval of the amendment to our Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of common stock from 75,000,000 to 100,000,000.

PROPOSAL THREE: ADVISORY, NON-BINDING VOTE TO RATIFY THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected OUM as our independent registered public accounting firm for the fiscal year ending December 31, 2021. OUM has served as the Company’s independent registered public accounting firm since 2011. We are asking our stockholders to ratify the selection by the Audit Committee of OUM as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2021, and to perform other appropriate services. Stockholder ratification of the selection of OUM as our independent registered public accounting firm is not required by the Bylaws or otherwise. In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company’s best interests and our stockholders’ best interests.

A representative of OUM is expected to be present at the Annual Meeting, will have the opportunity to make a brief presentation to the stockholders if he or she so desires and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the fees billed to us for the fiscal years ended December 31, 2020 and 2019, by OUM, our independent registered public accounting firm, for such years:

	2020	2019
Audit Fees	$268,159	$237,054
Audit-Related Fees	3,592	5,857
Tax Fees	―	―
All Other Fees	59,350	31,257
Total Fees	$331,101	$274,168

Audit Fees. Audit fees consisted of fees billed by OUM for professional services rendered in connection with the audit and quarterly reviews of our consolidated financial statements and other engagements, such as review of documents filed with the SEC.

Audit-Related Fees. Audit-related fees comprise fees for professional services rendered by OUM that are reasonably related to the performance of the audit or review of our consolidated financial statements and internal controls over financial reporting that are not reported in “Audit Fees.” In 2020 and 2019, such audit-related fees were related to out-of-pocket expenses incurred in conjunction with the performance of audits and reviews.

Tax Fees. These are fees for professional services rendered by OUM with respect to tax compliance, tax advice and tax planning. There were no such services rendered by OUM in 2020 and 2019 that meet the above category description.

All Other Fees. All other fees consisted of fees associated with the review of registration statements on Form S-3, Form S-1 and Form S-8, comfort letters and consents performed by OUM.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

All engagements for services by OUM or other independent registered public accounting firms are subject to prior approval by the Audit Committee; however, de minimis non-audit services instead may be approved in accordance with applicable SEC rules. The Audit Committee approved all services provided by OUM for the fiscal years ended December 31, 2020 and December 31, 2019.

Recommendation of Our Board

Our Board recommends unanimously that you vote “FOR” the ratification of the selection of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the audited consolidated financial statements of NovaBay Pharmaceuticals, Inc. for the fiscal year ended December 31, 2020, included in the Annual Report on Form 10-K for that year.

The Audit Committee has reviewed and discussed the audited financial statements of NovaBay for the fiscal year ended December 31, 2020 with NovaBay’s management. The Audit Committee has discussed with NovaBay’s independent registered public accounting firm, OUM, the matters required to be discussed by Auditing Standard No. 61, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received the written disclosures and the letter from OUM required by applicable requirements of the PCAOB regarding OUM’s communications with the Audit Committee concerning independence and has discussed with OUM the independence of OUM.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to NovaBay’s Board that the audited financial statements be included in NovaBay’s Annual Report for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Yenyou (Jeff) Zheng, Chairman Paul E. Freiman Swan Sit

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The table below sets forth certain information regarding our CEO & General Counsel and Chief Compliance Officer, our Chief Financial Officer and Treasurer and our Senior Manager and Controller, as of March 29, 2021.

Name	Age	Current Position(s)
Justin M. Hall, Esq.	43	CEO & General Counsel and Chief Compliance Officer
Andrew Jones	50	Chief Financial Officer and Treasurer
Wang Xu	38	Senior Manager and Controller

The following is certain biographical information regarding our executive officers. Information concerning the business experience of Mr. Hall is provided in “Proposal One – Election of Directors” above.

Andrew Jones (“Mr. Jones”) Prior to joining the Company in May 2020, Mr. Jones, age 50, served as the Vice President of Finance of MyoScience, Inc., a commercial stage company that produced disposable pain management devices, from July 2017 until its acquisition by Pacira BioSciences, Inc. (Nasdaq: PCRX) in August 2019, during which time he was responsible for all financial, accounting, investor relations and risk management functions as well as leading debt and equity fundraising. Mr. Jones has served as Controller for various public and private life sciences companies including Armetheon, Inc. (May 2015 to July 2017), Asante Solutions, Inc. (Oct. 2014 to May 2015) and Genelabs Technologies, Inc. (then, Nasdaq: GNLB) (2005 to 2009) and began his career with PriceWaterhouseCoopers. Mr. Jones received a B.S. degree in Business Administration from the University of Washington in Seattle.

Wang Xu (“Ms. Xu”) currently serves as the Company’s Senior Manager and Controller and has served in such position since June 2019. Prior to that, Ms. Xu served as the Company's Assistant Controller beginning in November 2018, where she oversaw and managed the Company’s accounting department and related functions. Prior to joining the Company, Ms. Xu worked as Controller (from October 2017 to October 2018) and Associate Director of Accounting (from March 2016 to October 2017) at AltheaDx, a molecular diagnostics company specializing in the field of pharmacogenetics. Ms. Xu’s prior experience also includes serving as the Assistant Controller at Oldcastle Materials (from April 2015 to February 2016) and from October 2009 to April 2015 serving in the following positions at Ernst & Young: Audit Manager, Audit Senior and Staff. Ms. Xu received a Masters of Accounting from the University of North Carolina at Chapel Hill.

Business Highlights

►	Company 2020 full year net product revenue of $9.9 million, an increase of 51% as compared to 2019 full year net product revenue.

►	Gross profit of $6.0 million in 2020, an increase of $1.1 million or 23% as compared to 2019.

►

In the fourth quarter of 2020, the Company launched a rebranded CelleRx into the beauty industry as Clinical Reset. Clinical Reset is formulated with NovaBay’s patented, pure, prescription-grade hypochlorous acid (HOCl), the same molecule produced by the human body’s immune system to fight infection and heal wounds.

►

In response to COVID-19, the Company tapped into its global supply network to locate and make available high-quality KN95 masks at the most reasonable price possible. The Company generated $3.1 million in product revenue, net, from the sale of KN95 Masks in 2020.

Summary Compensation Table

The following table shows information regarding the compensation earned during the fiscal years ended December 31, 2020 and December 31, 2019 by (1) our Chief Executive Officer, General Counsel and Chief Compliance Officer, (2) our Chief Financial Officer and Treasurer, (3) our Senior Manager and Controller and (4) our former Chief Financial Officer. The individuals listed below are collectively referred to as the “NEOs” in this Proxy Statement.

Name and Principal Positions	Fiscal Year	Salary	Bonus			Stock Awards		Option Awards(1)		All Other Compensation(2)	Total
Justin M. Hall, Esq.	2020	$286,000		$114,000		$	−		$346,500	$720	$747,220
CEO, GC and Chief Compliance Officer	2019	$260,000		$65,000		$	−	$	−	$720	$325,720
Andrew Jones, Chief Financial Officer and Treasurer(3)	2020	$182,452		$54,669			$164,800		$333,750	$1,104	$736,775
Wang Xu,	2020	$179,167		$45,000		$	−		$74,250	$367	$298,784
Senior Manager and Controller	2019	$164,769		$3,060						$367	$168,196
Jason Raleigh,	2020	$58,750	$	−		$	−	$	−	$23,926	$82,676
Former Chief Financial Officer(4)	2019	$225,000		$108,500	(5)	$	−	$	−	$480	$333,980

______________

(1)

These amounts represent the aggregate grant date fair value of the equity awards granted to the Company’s NEOs during the fiscal year. The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 13 to the Company’s consolidated financial statements in our Annual Report, regarding assumptions underlying the valuation of the Company’s equity awards. These amounts do not correspond to the actual value that may be recognized by the Company’s NEOs.

(2)	These amounts include individual life insurance premiums paid for by the Company. As relates to Mr. Raleigh, this amount also includes $23,806 for paid time off in connection with his resignation.

(3)

Mr. Jones was appointed our principal financial officer, effective May 4, 2020, and therefore 2020 compensation only reflects a partial year and there was no compensation provided during the 2019 fiscal year.

(4)

Mr. Raleigh was appointed our principal financial officer, effective as of March 8, 2019, and resigned, effective as of March 31, 2020. Accordingly, Mr. Raleigh’s 2019 compensation is from March 8, 2019 through December 31, 2019, and Mr. Raleigh’s 2020 compensation is from January 1, 2019 through March 31, 2020.

(5)

Mr. Raleigh received a one-time cash bonus payment of $100,000 in recognition of his appointment to Interim Chief Financial Officer and Treasurer on March 31, 2019 as well as a $8,500 performance bonus for 2019.

The Compensation Committee did not recommend any increases to executive salaries in 2019. For 2020, the Compensation Committee recommended a 7% salary increase for Mr. Raleigh resulting in an annual base salary of two hundred forty thousand dollars ($240,000), and no salary increase was recommended by the Compensation Committee for Mr. Hall or Ms. Xu. Further, the Compensation Committee expects to recommend minimal increases to executive salaries in 2021, which the Company will report through a Current Report on Form 8-K filed with the SEC.

2020 Stock Option and Restricted Stock Awards

On August 20, 2020, Mr. Hall, Mr. Jones and Ms. Xu were awarded 350,000, 25,000 and 75,000 stock options, respectively, to vest over four years.

Mr. Jones was also granted 160,000 restricted stock units and 300,000 stock options in relation to his Executive Employment Agreement (as described in more detail below). Such restricted stock units will fully vest on the one year anniversary of his first day of employment and such stock options will vest over four years.

2019 Stock Option Awards

The Board, upon the recommendation of the Compensation Committee, established there would be no stock option awards for the 2019 fiscal year for any of its NEOs.

2020 and 2019 Performance Incentives

The Board, upon the recommendation of the Compensation Committee, established Mr. Hall, Mr. Jones and Ms. Xu would receive a bonus of $114,000, $54,669 and $45,000, respectively, for fiscal year 2020 performance (with Mr. Jones’ bonus only reflecting his partial year of service in 2020).

The Board, upon the recommendation of the Compensation Committee, established Mr. Hall and Ms. Xu would receive a bonus of $65,000 and $3,060, respectively, for fiscal year 2019 performance. Mr. Raleigh received a one-time bonus of $100,000 on March 31, 2019 as a retention bonus in addition to a bonus of $8,500 for fiscal year 2019 performance.

Federal Income Tax Law

Federal income tax law prohibits publicly held companies, such as the Company, from deducting compensation paid to a NEO that exceeds $1 million during the tax year. Prior to the adoption of the Tax Cuts and Jobs Act of 2017 (“Tax Act”), to the extent that compensation was based upon the attainment of performance goals set by the Compensation Committee pursuant to plans approved by the stockholders, the compensation was exempted from the $1 million deduction limit. The Tax Act repealed this exemption, and now compensation paid to NEOs in excess of $1 million is no longer deductible, even if performance-based. The Compensation Committee intends to continue to use performance metrics in compensation when it is in the best interests of the Company and its stockholders even if such compensation is not deductible for tax purposes.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity awards, as of December 31, 2020, held by each of our NEOs. Stock options were granted pursuant to our 2002 Stock Option Plan (“2002 Plan”) and 2005 Stock Option Plan (“2005 Plan”) prior to our initial public offering in October 2007, pursuant to our 2007 Plan thereafter until its expiration in March 2017, and all awards since then have been pursuant to our 2017 Omnibus Incentive Plan (“2017 Plan”). All options granted under our 2002 Plan and 2005 Plan were immediately exercisable and subject to a right of repurchase for any shares exercised prior to vesting. The options granted under our 2007 Plan and 2017 Plan are not exercisable until they have vested.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)
Justin M. Hall, Esq.	–		350,000	$0.99	08/20/2030	–		–
	118,750		71,250	$2.20	05/31/2028	–		–
	21,450	(2)	–	$3.60	01/25/2027	–		–
	130,000	(3)	–	$2.78	06/06/2026	–		–
	2,000		–	$6.75	10/05/2025	–		–
	1,200		–	$18.75	09/26/2024	–		–
	760		–	$42.75	09/26/2023	–		–
	1,200		–	$30.50	02/01/2023	–		–
Andrew Jones	25,000		–	$0.99	08/20/2030	–		–
	–		–	–	–	160,000	(4)	$164,800
	300,000		–	$1.03	05/04/2030	–		–
Wang Xu	2,500		–	$1.12	11/05/2028	–		–
	–		75,000	$0.99	08/20/2021	–		–
Jason Raleigh(5)	–		–	–	–	–		–

__________________

(1)

Unless otherwise noted, each option vests as to 25% of the shares underlying the option on the first anniversary of the grant date, with the remainder vesting in 12 equal installments thereafter at the end of each calendar quarter. Options expire ten (10) years from the date of grant.

(2)

Mr. Hall was granted 143,000 stock options to vest on January 31, 2018, in direct proportion to the percentage achievement of the stated 2017 corporate goals, as approved and determined by the Board. Such determination resulted in a 15% payout, or 21,450 shares vesting.

(3)

Mr. Hall was granted 130,000 stock options to vest on January 31, 2017, in direct proportion to the percentage achievement of the stated 2016 corporate goals, as approved and determined by the Board, which was 100%.

(4)	In relation to his Executive Employment Agreement, Mr. Jones was granted 160,000 restricted stock units to vest on May 4, 2021.

(5)

Mr. Raleigh resigned effective as of March 31, 2020. As a result, Mr. Raleigh forfeited his unvested awards on the three-month anniversary of his resignation and forfeited any remaining unexercised awards that were in-the-money.

Employment-Related Agreements and Potential Payments upon Termination or Change in Control

On January 31, 2020, the Company entered into a new employment agreement with Mr. Hall, in connection with the expiration of Mr. Hall’s prior employment agreement dated as of December 19, 2017, which expired on December 31, 2019. On May 4, 2020, the Company entered into an employment agreement with Mr. Jones, in connection with his appointment to serve as the Company’s Chief Financial Officer and Treasurer. The principal terms of Mr. Hall’s and Mr. Jones’ employment agreements are summarized below.

Ms. Xu is not currently and, in fiscal year 2020, was not a party to an employment agreement. On January 31, 2020, the Company entered into an employment agreement with Mr. Jason Raleigh, who did not previously have an employment agreement in place. Mr. Raleigh resigned effective as of March 31, 2020 and thereby terminated his employment agreement.

Justin Hall

Mr. Hall’s employment agreement provides for at-will employment and a term commencing on January 31, 2020 and ending on December 31, 2021 unless earlier terminated. Mr. Hall’s employment agreement provides for an annual base salary of two hundred eighty-six thousand dollars ($286,000), subject to at least annual review. Mr. Hall’s salary may be adjusted by action of the Board, based on his performance, the financial performance of the Company and the compensation paid to a chief executive officer in comparable positions. Such adjustments shall not reduce his then-current annual base salary unless he provides written consent.

In addition, Mr. Hall shall be eligible for any bonus plan that is deemed appropriate by the Board. The bonus amount shall be determined by the Board, in its sole discretion, based upon, among others, the following factors: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to the executive as set by the executive and the Company’s Board, before the end of the first calendar quarter; (ii) the evaluation of the executive by the Company’s Board; (iii) the Company’s financial, product and expected progress and (iv) other pertinent matters relating to the Company’s business and valuation. Any bonus will be payable within two and a half (2 1/2) months following the end of the year for which the bonus was earned. The Compensation Committee of the Board of Directors shall have the sole discretion to pay any or all of the annual bonus in the form of equity compensation. Any such equity compensation shall be issued from the Company’s 2017 Plan, and shall be fully vested upon issuance.

In the event the Company terminates Mr. Hall for cause (as defined in the employment agreement), he shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date.

In the event the Company terminates Mr. Hall without cause (including death, disability or for constructive termination) (each as defined in the employment agreement) which is not in connection with a change of control, provided such termination constitutes a “separation from service” as such term is defined in Section 409A of the Code and, subject to his execution of a release of claims in favor of the Company, he shall be entitled to an amount equal to his annualized base salary in effect on the date of separation from service plus the full target annual bonus percentage for the current fiscal year (the “Hall Severance Amount”). The Hall Severance Amount will be paid in twelve (12) equal consecutive monthly installments at the monthly base salary rate in effect at the time of his termination, with such installments commencing within sixty (60) days following the executive’s separation from service. The Hall Severance Amount shall be in addition to Mr. Hall’s earned wages and other compensation (including reimbursements of his outstanding expenses and unused vacation) through the date his employment is terminated from the Company.

In the event the Company terminates Mr. Hall without cause in connection with a change of control (as defined in the employment agreement), he shall be entitled to a Change of Control Severance (the “Hall CoC Severance Amount”) in place of the Hall Severance Amount described above. The Hall CoC Severance Amount shall be: (i) an amount equal to twice his base salary and (ii) an amount equal to the cash portion of his target Annual Bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at one hundred percent (100%) of budget or plan) multiplied by one hundred fifty percent (150%). For a period of eighteen (18) months, Mr. Hall may elect coverage for, and the Company shall reimburse him for, the amount of his premium payments for group health coverage, if any, elected by the executive pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); provided, however, that Mr. Hall shall be solely responsible for all matters relating to his continuation of coverage pursuant to COBRA, including (without limitation) his election of such coverage and his timely payment of premiums.

Moreover, all outstanding equity awards held by Mr. Hall will be subject to full accelerated vesting on the date of termination without cause, in both the standard Hall Severance Amount and the Hall CoC Severance Amount, and the exercise period shall be extended to three (3) years from the date of termination. In order to terminate Mr. Hall for cause (or for Mr. Hall to resign for constructive termination), the acting party shall give notice to the other party specifying the reason for termination and providing a period of thirty (30) days to cure the reason specified. If there is no cure within thirty (30) days or the notified party earlier refuses to effect the cure, the termination shall then be deemed effective.

Andrew Jones

Mr. Jones’ employment agreement provides for at-will employment and a term commencing on May 4, 2020 and continuing until terminated in accordance with the terms of the employment agreement. The employment agreement includes an annual base salary of two hundred seventy-five thousand dollars ($275,000) (the “Base Salary”) as well as an initial equity grant of 160,000 restricted stock units and an initial stock option award of 300,000 shares. The restricted stock units will fully vest on the one year anniversary of Mr. Jones’ first day of employment and the options will vest over four (4) years (with 25% of the options vesting on the one year anniversary of Mr. Jones’ first day of employment and 6.25% vesting every three months thereafter).

In addition, Mr. Jones shall have the opportunity to earn an annual performance bonus (the “Annual Bonus”) in an amount up to thirty percent (30%) of his Base Salary. The bonus amount shall be determined by the Board, in its sole discretion, based upon the following factors: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to Mr. Jones as set by Mr. Jones and the Company’s CEO and/or the Board, before the end of the first calendar quarter (or the first three months of his employment, as appropriate); (ii) the evaluation of Mr. Jones by the Company’s CEO and/or the Board; (iii) the Company’s financial, product and expected progress and (iv) other pertinent matters relating to the Company’s business and valuation. Any bonus will be payable within two and a half (2 ½) months following the end of the year for which the bonus was earned. The Committee shall have the sole discretion to pay any or all of the Annual Bonus in the form of equity compensation, except to the extent that the Annual Bonus is paid in connection with a Jones Severance Amount (as defined below) or a Jones CoC Severance Amount (as defined below). Any such equity compensation shall be issued from the Company’s equity incentive plan, and shall be fully vested upon payment.

In the event the Company terminates Mr. Jones for cause (as defined in the employment agreement), he shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date. In the event the Company terminates Mr. Jones without cause (including death, disability, or for constructive termination) (each as defined in the employment agreement), which is not in connection with a change of control, he shall, subject to his execution of a release of claims in favor of the Company, be entitled to an amount equal to Mr. Jones’ annualized Base Salary in effect on the date of separation from service plus the full target Annual Bonus percentage of the then current fiscal year (with it deemed that all performance goals have been met at 100% of budget or plan) (the “Jones Severance Amount”), which will be paid in twelve (12) equal consecutive monthly installments. The Jones Severance Amount shall be in addition to Mr. Jones’ earned wages and other compensation (including reimbursements of his outstanding expenses and unused vacation) through the date his employment is terminated from the Company.

In the event the Company terminates Mr. Jones without cause in connection with a change of control (as defined in the employment agreement), he shall be entitled to a Change of Control Severance (the “Jones CoC Severance Amount”) in place of the Jones Severance Amount described above. The Jones CoC Severance Amount shall be: (i) an amount equal to twice Mr. Jones’ Base Salary in effect on the date of separation from service and (ii) an amount equal to the cash portion of Mr. Jones’ target Annual Bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at one hundred percent (100%) of budget or plan) multiplied by one hundred fifty percent (150%). For a period of eighteen (18) months, Mr. Jones may elect coverage for, and the Company shall reimburse Mr. Jones for, the amount of his premium payments for group health coverage, if any, elected by Mr. Jones pursuant to the COBRA; provided, however, that Mr. Jones shall be solely responsible for all matters relating to his continuation of coverage pursuant to COBRA, including (without limitation) his election of such coverage and his timely payment of premiums.

Moreover, in the event of either a termination without cause or a termination in connection with a change of control, all outstanding equity awards held by Mr. Jones will be subject to full accelerated vesting on the date of termination, and the exercise period shall be extended to three (3) years from the date of termination. In order for Mr. Jones to resign for constructive termination, Mr. Jones shall give notice to the Company within thirty (30) days of the initial existence of such grounds for constructive termination and providing a period of thirty (30) days to cure the reason specified. Mr. Jones must then terminate his employment within thirty (30) days of the expiration of the cure period.

Director Compensation

The compensation and benefits for services as non-employee members of our Board is determined by our Board. Directors employed by us, such as Mr. Hall, are not compensated for service on the Board or any committee of the Board; however, we reimburse all directors for any out-of-pocket expenses incurred in connection with attending meetings of our Board and committees of our Board.

The Board, upon the recommendation of the Compensation Committee, approved the Non-Employee Director Compensation Program, effective January 1, 2020 (the “2020 Non-Employee Director Compensation Plan”). Under the 2020 Non-Employee Director Compensation Plan, each director receives his or her annual retainer compensation in cash and an annual stock option grant of 20,000 shares.

Effective January 1, 2021, the Board approved the 2021 Non-Employee Director Compensation Plan, which terms remain unchanged from the terms of the 2020 Non-Employee Director Compensation Plan.

The approved non-employee director compensation for 2020 was a combination of options and cash. All cash compensation was payable quarterly on the first (1st) business day of the beginning of the quarter. Approved non-employee director compensation for 2020 was as follows:

Board Meetings	Chairman of Committee for Committee Meetings	All Other Members for Committee Meetings

Chairman of the Board: Annual cash compensation of $52,000 per year.

Member of the Board: The annual fee consists of: (i) $30,000 in cash and (ii) 20,000 options granted. The options are granted on the first day of the year on which the NYSE American is open for trading, and vest in 12 equal monthly installments at the beginning of each month, over the course of one year.

Chairman of the Audit Committee: Annual cash compensation of $12,000 per year.

Chairman of the Compensation Committee: Annual cash compensation of $10,000 per year.

Chairman of the N&CG Committee: Annual cash compensation of $8,000 per year.

Lead Independent Director (if different from Chairman of the Board): Annual cash compensation of $20,000 per year.

Member of the Audit Committee: Annual cash compensation of $6,000 per year. Member of the N&CG and Compensation Committees: Annual cash compensation of $5,000 per year for each committee.

Non-employee directors also may be granted additional awards under our equity incentive plans at the discretion of our Board.

The compensation received during 2020 by each non-employee director is set forth below.

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)(1)	Total ($)
Paul E. Freiman, Ph.D.	$73,000	$–	$17,800	$90,800
Xinzhou (Paul) Li(2)	$–	$–	$17,800	$17,800
Gail Maderis, M.B.A.(3)	$13,000	$–	$–	$13,000
Swan Sit	$42,000	$–	$17,800	$59,800
Xiaopei (Ray) Wang (4)	$15,000		$17,800	$32,800
Mijia (Bob) Wu, M.B.A.	$30,000	$–	$17,800	$47,800
Yenyou (Jeff) Zheng, Ph.D.	$53,500	$–	$17,800	$71,300

____________

(1)

These amounts represent the aggregate grant date fair value of $0.89 per share for the 20,000 stock option awards granted to each director as part of his or her annual fee in fiscal year 2020. The assumptions used to determine the value of stock options are described in Note 13 to the Company’s consolidated financial statements in our Annual Report. At December 31, 2020, the aggregate number of vested and unvested stock options for each of the non-employee directors who served in 2020 and held stock options was as follows: Mr. Freiman, 115,430 vested and 6,667 unvested; Mr. Li, 58,581 vested and 6,667 unvested; Ms. Maderis, 104,213 vested and none unvested; Ms. Sit, 13,333 vested and 6,667 unvested; Mr. Wang, 13,333 vested and 6,667 unvested; Mr. Wu, 48,578 vested and 6,667 unvested; and Mr. Zheng, 13,333 vested and 6,667 unvested.

(2)	Mr. Li elected to forgo any compensatory fees during 2020.

(3)	Ms. Maderis resigned from our Board effective March 31, 2020, so her fees only reflect service during the first quarter of 2020.

(4)

Mr. Wang resigned from our Board effective August 21, 2020, so his fees only reflect service during the first eight months of 2020. The Board elected Mr. Hall, an employee director, to fill such vacancy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of March 29, 2021 regarding the ownership of our common stock by:

●	each person who is known by us to own more than five percent (5%) of our shares of common stock;

●	our current executive officers and employee who are each NEOs under SEC proxy rules;

●	each of our directors; and

●	all of our directors and executive officers as a group.

The percentage of shares beneficially owned is based on 41,782,584 shares of our common stock outstanding as of March 29, 2021. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them and no shares are pledged.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
Beneficial Owners Holding More Than 5% (other than Executive Officers and Directors)

Pioneer Pharma (Hong Kong) Company Ltd. (2)	5,188,421	12.4%
Flat 2605, 26/F Trendy Centre 682 Castle Peak Road Lai Chi Kok, Kowloon, Hong Kong

Jian Ping Fu (“Mr. Fu”) (3)	4,000,000	9.6%
11 Williams Road
Mt. Eliza, Melbourne VIC 3930
Australia

Executive Officers and Directors
Justin M. Hall, Esq.(4)	223,140	*
Andrew Jones (5)	235,000	*
Wang Xu (6)	23,500	*
Paul E. Freiman, Ph.D.(7)	124,408	*
Xinzhou (Paul) Li (2), (8)	65,248	*
Swan Sit (9)	20,000	*
Mijia (Bob) Wu, M.B.A. (10)	55,244	*
Yenyou (Jeff) Zheng, Ph.D. (11)	20,000	*
All directors and executive officers as a group (8 persons)	766,540	1.8%

_______________

*         Less than one percent (1%).

(1)

The address for each director and officer of NovaBay listed is c/o NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, CA 94608. Number of shares beneficially owned and percent of class is calculated in accordance with SEC rules. A beneficial owner is deemed to beneficially own shares the beneficial owner has the right to acquire within 60 days of March 29, 2021. For purposes of calculating the percent of class held by a single beneficial owner, the shares that such beneficial owner has the right to acquire within 60 days of March 29, 2021 are also deemed to be outstanding; however, such shares are not deemed to be outstanding for purposes of calculating the percentage ownership of any other beneficial owner.

(2)

Director Xinzhou (Paul) Li is Director of Pioneer Hong Kong and Chairman and Executive Director of China Pioneer Pharma. Mr. Li disclaims beneficial ownership of the shares of the Company common stock held by Pioneer Hong Kong. Pioneer Hong Kong and China Pioneer Pharma (by virtue of China Pioneer Pharma’s indirect ownership), share voting power and share investment power over the 5,188,421 shares. Pioneer Hong Kong is a wholly-owned subsidiary of China Pioneer Pharma, and Mr. Li and his family own a majority interest in China Pioneer Pharma. The address for Pioneer Hong Kong is: Flat 2605, 26/F Trendy Centre, 682 Castle Peak Road, Lai Chi Kok, Kowloon, Hong Kong.

(3)

Based upon information contained in the Schedule 13D filed by Mr. Fu with the SEC on September 16, 2016, as amended by Amendment No. 1 filed with the SEC on April 16, 2019 and Amendment No. 2 filed with the SEC on August 24, 2020, Mr. Fu beneficially owned 4,000,000 shares of common stock as of December 31, 2020, with sole voting power over 4,000,000 shares, shared voting power over no shares, sole dispositive power over 4,000,000 shares and shared dispositive power over no shares.

(4)

Includes (i) 3,405 shares of common stock held directly by Mr. Hall (with sole voting power over 3,405 shares, shared voting power over no shares, sole investment power over 3,405 shares and shared investment power over no shares), and (ii) 219,735 shares issuable upon exercise of outstanding options which are exercisable as of March 29, 2021 or within 60 days after such date.

(5)

Includes (i) 160,000 restricted stock units held directly by Mr. Jones which will vest into common stock as of March 29, 2021 or within 60 days after such date, and (ii) 75,000 shares issuable upon exercise of outstanding options which are exercisable as of March 29, 2021 or within 60 days after such date.

(6)

Includes (i) 21,000 shares held by Ms. Xu’s spouse (who has sole voting power over 21,000 shares, shared voting power over no shares, sole investment power over 21,000 shares and shared investment power over no shares) and (ii) 2,500 shares issuable upon exercise of outstanding options which are exercisable as of March 29, 2021, or within 60 days after such date.

(7)

Includes (i) 2,311 shares held by the Paul Freiman and Anna Mazzuchi Freiman Trust, of which Mr. Freiman and his spouse are trustees (with sole voting power over 625 shares, shared voting power over 1,061 shares, sole investment power over no shares and shared investment power over 1,686 shares), and (ii) 122,097 shares issuable upon exercise of outstanding options which are exercisable as of March 29, 2021, or within 60 days after such date.

(8)	Reflects 65,248 shares issuable upon exercise of outstanding options which are exercisable as of March 29, 2021, or within 60 days after such date.

(9)	Reflects 20,000 shares issuable upon exercise of outstanding options which are exercisable as of March 29, 2021, or within 60 days after such date.

(10)

Reflects 55,244 shares issuable upon exercise of outstanding options which are exercisable as of March 29, 2021, or within 60 days after such date. As Non-Executive Director of China Pioneer Pharma, Mr. Wu disclaims beneficial ownership of the shares of the Company common stock held by China Pioneer Pharma and Pioneer Hong Kong. See Note (2) above for shares of the Company owned by China Pioneer Pharma and Pioneer Hong Kong.

(11)	Reflects 20,000 shares issuable upon exercise of outstanding options which are exercisable as of March 29, 2021, or within 60 days after such date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020, with respect to shares of our common stock that may be issued under existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights		Number of Securities Remaining Available For Future Issuance under Equity Compensation Plans (excluding some securities reflected in first column)
Equity compensation plans approved by security holders(1)	3,164,651		$2.05	1,969,624
Equity compensation plans not approved by security holders	―	$	―	―
Total	3,164,651		$2.05	1,969,624

(1)

Consists of the 2007 Plan and 2017 Plan. No additional option grants are being made under the 2002 Plan, 2005 Plan or 2007 Plan. The 2017 Plan became effective on June 2, 2017, and 1,969,624 shares were reserved for issuance under that plan at December 31, 2020.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's Audit Committee has the responsibility of reviewing any possible related party transactions. In conducting its review, the Audit Committee applies the principles of the Code of Ethics and its Conflict of Interest Policy to: (a) the relationship of the related persons to the transaction; (b) the relationship between the Company and the related persons; (c) the importance of the interest to the related persons; and (d) the amount involved in the transaction. Since December 31, 2019, there has not been any transaction, nor is there any proposed transaction, in which the Company was a participant, and in which a “related party” of the Company had or is expected to have a direct or indirect material interest, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets at the end of the last two (2) completed fiscal years, that would require disclosure, except for the following:

June 2020 Reprice of August 2019 Preferred Private Placement Warrants

On August 8, 2019, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) for the sale to accredited investors of (i) 2,700,000 shares of the Company’s Series A Non-Voting Convertible Preferred Stock that automatically converted into 2,700,000 shares of common stock upon the approval of the Company’s stockholders and (ii) common stock purchase warrants exercisable for 2,700,000 shares of common stock for an aggregate purchase price of $2,700,000 (the “August Private Placement”). China Kington agreed to serve as placement agent in exchange for a commission equal to six percent (6%) of the gross proceeds received by the Company in the August Private Placement.

In July 2020, the warrants issued in the August Private Placement were exercised in full as consideration for the issuance of an equivalent number of new warrants to the same investor with a reduced exercise price (the “June 2020 Reprice”). China Kington did not participate and did not receive any commission for the June 2020 Reprice. Our Audit Committee recommended to our Board and our Board approved the Share Purchase Agreement on August 8, 2019 and then further approved the June 2020 Reprice, upon the Audit Committee’s recommendation, on July 20, 2020. Mr. Wu, who serves as a director on the Company’s Board, also serves as the Managing Director of China Kington.

February 2019 Promissory Note Amended June 25, 2019 and May 14, 2020

On February 27, 2019, the Company issued a promissory note payable to Pioneer Hong Kong, which was amended on June 25, 2019 and May 14, 2020, loaning the Company $1,000,000 (the “Promissory Note”). The interest payment in the Promissory Note was amended from a payment of $300,000 (initially $150,000) to the delivery of 65,178 units of NeutroPhase (40ml) to Pioneer Hong Kong, or an affiliate of Pioneer Hong Kong. The Company repaid the note in full in May 2020 using proceeds raised through certain at-the-market equity offerings pursuant to the At the Market Offering Agreement, dated April 27, 2020, with Ladenburg Thalmann & Co. Inc. The loan was facilitated by China Kington which, until repaid in full, had a perfected security interest in all tangible and intangible assets of the Company. In connection with the Promissory Note, the Company paid China Kington a 2% fee for brokering the transaction and entered into a consulting agreement with China Kington for a term of one year to facilitate closer oversight of the Company’s expenses and strategic direction by the Board of Directors. Mr. Wu, acting in a dual role as a member of the Company’s Board and as principal of China Kington, was paid $100,000 pursuant to this consulting agreement. The Company's Board, upon the recommendation of the Audit Committee, approved the loan and related documents on February 24, 2019, as well as the First Amendment to the Promissory Note and Second Amendment to the Promissory Note on May 30, 2019 and May 14, 2020, respectively.

DELINQUENT SECTION 16(A) REPORTS

Under the federal securities laws, our directors and officers and any persons holding more than ten percent (10%) of our common stock are required to report their ownership of our common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to report in this Proxy Statement any failure to file by these dates.

In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments to these forms, provided to us and the written representations of our directors, executive officers and ten percent (10%) stockholders. Based solely on our review of copies of the reports on the Section 16(a) forms received by us with respect to the fiscal year ended December 31, 2020, and the written representations received from the reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than ten percent (10%) of our common stock have complied with the reporting requirements of Section 16(a) and have filed all reports required by such section, except for: (i) the initial Forms 3 for Ms. Xu and Ms. Sit, each representing no transactions, (ii) the initial Form 3 for Mr. Jones, representing one award of stock options and one award of restricted stock units in connection with his hire and (iii) one Form 4 for each of Mr. Freiman, Mr. Li, Ms. Sit, Mr. Wang, Mr. Wu and Mr. Zheng, each representing one grant of stock options.

ANNUAL REPORT

Our Company’s Internet address, located at www.novabay.com, includes electronic files of this Proxy Statement and our Annual Report, as well as our other SEC filings. For those stockholders who do not participate in electronic delivery of proxy materials, a copy of our Annual Report (excluding the exhibits thereto) accompanies this Proxy Statement, the Notice, the proxy card and other proxy materials being mailed to all stockholders. The Annual Report (including the exhibits thereto) is also available on the SEC’s website at www.sec.gov. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this Proxy Statement, and you should not consider it part of this Proxy Statement.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS AND NOMINATIONS

Due Date for Stockholder Proposals and Nominations for Next Year’s Annual Meeting

Under applicable SEC rules, to be considered for inclusion in our proxy materials next year, your proposal must be submitted by December 8, 2021; however, if NovaBay’s 2021 Annual Meeting of Stockholders is held on a date more than 30 calendar days from May 21, 2022, then the deadline will be a reasonable time prior to the time we begin to print, mail or electronically deliver our proxy materials. If notice is received after December 8, 2021 it will be considered untimely, and we will not be required to present the matter at the stockholders meeting. All stockholder proposals must comply with applicable rules and regulations adopted by the SEC.

Pursuant to our Bylaws, if you wish to submit a proposal to be included in next year’s proxy materials or nominate a director, you must do so no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting (for next year’s 2022 annual meeting, these dates would be January 21, 2022 and February 21, 2022, respectively); provided, however, that in the event that the date of the 2022 Annual Meeting of Stockholders is held more than 30 days prior to or more than 30 days after May 21, 2022, your notice must be delivered not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2022 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting of Stockholders is first made. Stockholders are also advised to review the Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested, to provide proof of timely receipt. The presiding officer of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in the Bylaws and conditions established by the SEC.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two (2) or more stockholders sharing the same address (and who do not receive electronic delivery of proxy materials) by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

For those who receive proxy materials by mail, a single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee or NovaBay that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker, bank or other nominee or NovaBay that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, you may (1) notify your broker, bank or other nominee or (2) direct your written request to our Corporate Secretary, NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, (510) 899-8800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should likewise contact their broker, bank or other nominee or NovaBay using the above information. In addition, NovaBay will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER BUSINESS

The Board is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. If any other matter requiring a vote of the stockholders arises, it is intended that the proxy holders will vote the shares they represent as the Board may recommend. The proxy grants the proxy holders discretionary authority to vote on any such other matters properly brought before the Annual Meeting.

April 7, 2021	By Order of the Board of Directors,
Paul E. Freiman Chairman of the Board

Annex A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

NOVABAY PHARMACEUTICALS, INC.

NOVABAY PHARMACEUTICALS, INC., a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the Corporation is NovaBay Pharmaceuticals, Inc. (the “Corporation”).

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 19, 2010.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending and restating Paragraphs A of Article IV of the Certificate of Incorporation to read in its entirety as follows:

“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is One Hundred Five Million (105,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01) per share. Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01) per share.”

FOURTH: Also pursuant to a resolution of the Board of Directors, thereafter this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at the Annual Meeting of Stockholders held on May 21, 2021, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, NOVABAY PHARMACEUTICALS, INC. has caused this Certificate of Amendment to be signed by its Chief Executive Officer & General Counsel this ____ day of _________________, 2021.

NOVABAY PHARMACEUTICALS, INC.

By:
Justin M. Hall
Chief Executive Officer & General Counsel

NovaBay PHARMA

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2021 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal One, FOR Proposal Two and FOR Proposal Three.

1. To elect the two (2) Class II directors to hold office until the 2024 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified. Nominees standing for election:

Nominee	For	Withhold
01 - Justin M. Hall	☐	☐
02 - Xinzhou (Paul) Li	☐	☐

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Proposal	For	Against	Abstain
2. To approve an amendment to the Amended and Restated Certificate of Incorporation, as amended, of NovaBay Pharmaceuticals, Inc. to increase the number of authorized shares of NovaBay common stock from 75,000,000 to 100,000,000.	☐	☐	☐
3. To ratify the appointment by NovaBay's Audit Committee of OUM & Co. LLP as NovaBay's independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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